Exhibit 99.1

                                   EXHIBIT 1
                                   ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: September 9, 2010





                CITIGROUP VENTURE CAPITAL INTERNATIONAL PARTNERSHIP G.P. LIMITED

                By:    /s/ Alfred Rodrigues
                       -----------------------------------------
                       Name:  Alfred Rodrigues
                       Title: Alternate Director


                CITIGROUP VENTURE CAPITAL INTERNATIONAL DELAWARE CORPORATION

                By:    /s/ Alfred Rodrigues
                       -----------------------------------------
                       Name:  Alfred Rodrigues
                       Title: Director


                CITICORP INTERNATIONAL FINANCE CORPORATION

                By:    /s/ William H. Wolf
                       -----------------------------------------
                       Name:  William H. Wolf
                       Title: Vice President


                CITICORP BANKING CORPORATION

                By:    /s/ William H. Wolf
                       -----------------------------------------
                       Name:  William H. Wolf
                       Title: Senior Vice President


                CITIGROUP INC.

                By:    /s/ Ali L. Karshan
                       -----------------------------------------
                       Name:  Ali L. Karshan
                       Title: Assistant Secretary